EXHIBIT INDEX

Exhibit A: Attachment to item 77o:
           Transactions effected pursuant to Rule 10f-3
-------------------------------------------------------

Exhibit A:
Endeavor Series Trust
Schedule B
10f-3 Report - Affiliated Underwriters

INFORMATION WILL BE DISPLAYED IN THE FOLLOWING ORDER:
ISSUER
TRADE DATE
CATEGORY(1)
3 YRS OPERATIONS
SELLING BROKER
SHARES PURCHASED
PURCHASE PRICE PER SHARE
% OF ISSUE (2)



ENDEAVOR ENHANCED INDEX PORTFOLIO
JANUARY 1, 2001 THROUGH MARCH 31, 2001

Corning, Inc.
11/2/00
(i)
yes
Goldman Sachs & co.
4,600
$71.25
0.002%



ENDEAVOR ASSET ALLOCATION PORTFOLIO
JANUARY 1, 2001 THROUGH MARCH 31, 2001

Riverstone Networks
2/15/01
(i)
Yes
JP Morgan
200
$12.00
0.05%


KPMG Consulting
2/7/01
(i)
Yes
Bear Stearns
7,700
$118.00
0.17%


ENDEAVOR ENHANCED INDEX PORTFOLIO
APRIL 1, 2001 THROUGH JUNE 30, 2001

Kraft Foods Inc.
6/12/01
(i)
yes
C. S. First Boston
4,100
$31.00
Less than 0.01%



ENDEAVOR ASSET ALLOCATION PORTFOLIO
APRIL 1, 2001 THROUGH JUNE 30, 2001

Odyssey Re Holdings
6/13/01
(i)
yes
JP Morgan Chase
8,100
$18.00
1.28%


Kraft Foods
6/12/01
(i)
yes
Wasserstein Parella
52,700
$31.00
0.53%


Willis Group Holdings
6/11/01
(i)
yes
Salomon Smith Barney
5,400
$13.50
0.75%


Peabody Energy Corp.
5/21/01
(i)
yes
Lehman Bros.
6,100
$28.00
1.16%


Tellium Inc.
5/17/01
(i)
yes
Thomas Weisel Partners
400
$15.00
0.12%



(1) Securities are (i) part of an issue registered under the Securities Act of 1933 (the "1933 Act") that is being offered to the public, (ii) Eligible Municipal
Securities (as defined in Rule 10f-3 under the 1940 Act (the "Rule")), (iii) securities sold in an Eligible Foreign Offering (as defined in the Rule) or (iv) securities sold in an Eligible Rule 144A Offering (as defined in the Rule.)

(2) Represents purchases by all affiliated funds: may not exceed (i) if an offering other than an Eligible Rule 144A offering, 25% of the principal amount of the offering or (ii) if an Eligible Rule 144A offering, 25% of the total of (x) the principal amount of the offering of such class sold by underwriters or members of the selling syndicate to Qualified Institutional Buyers, as defined in Rule 144A (a)(1) under the 1933 Act, plus (y) the principal amount of the offering of such class in any concurrent public offering.